EXHIBIT 99.1

Midway Gold Appoints Nathaniel E. Klein as a Director

 August 6, 2012

Denver, Colorado – Midway Gold Corp. ("Midway" or the "Company") (MDW:TSX-V; MDW:NYSE MKT) is pleased to report that Mr. Nathaniel E. Klein has been appointed to its Board of Directors, the  appointment to be effective at the next regularly scheduled meeting of the Board in November.

Kenneth Brunk, Midway’s Chairman, President and CEO said, “Nathaniel is a strong believer in Midway, and I am delighted he has agreed to join our board; he brings a wealth of financing and strategic precious metals knowledge to Midway that will be a large benefit going forward.”

Mr. Klein is a Vice President at Hale Capital Partners, New York with a focus on investing in micro-cap and small-cap public companies. His experience includes evaluation and investments in natural resource, industrial, and technology sectors. Prior to joining Hale, Nathaniel was an Associate for Highbridge Capital Management, a multi-billion dollar, multi-strategy fund majority owned by JP Morgan & Chase, where he focused on structured finance deals and special situations. Prior to joining Highbridge, Nathaniel was an Analyst at Sage Capital Growth, a multi-strategy private equity fund, where he was involved in investing in public and private companies in real estate, natural resources, energy assets and various other opportunities. Nathaniel earned a B.A. from Franklin & Marshall College with honors and was awarded The Wall Street Journal Award.

ON BEHALF OF THE BOARD
"Kenneth A. Brunk"
Kenneth A. Brunk, Chairman, President and CEO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build and operate gold mines in a manner accountable to all stakeholders while assuring return on shareholder investments. For more information about Midway, please visit our website at www.midwaygold.com or contact R.J. Smith, Vice President of Administration, at (877) 475-3642 (toll-free).

Neither the TSX Venture Exchange, its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, reserve and resource estimates, estimated NPV of the project, anticipated IRR, estimated strip ratio, anticipated mining methods at the project, the estimated economics of the project, anticipated gold recoveries and annual production, estimated capital costs, operating cash costs and total production costs, planned development drilling and anticipated expansion of the resource, and the outcome of the permitting process. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold reserved and resources; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; risks related to projected project economics, recovery rates, and estimated NPV and anticipated IRR and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.